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                                                                    EXHIBIT 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Registration Statements on Form S-8 (No. 333-18029) and Form S-3 (No. 333-20825) of our report, dated February 28, 1996, relating to the consolidated financial statements of Synagro Technologies, Inc. and subsidiaries for the year ended December 31, 1995. We also consent to the reference to our Firm under the captions "Experts."


SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
April 15, 1999